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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No. 001___)

GEORGIA INTERNATIONAL MINING CORPORATION
(Name of small business issuer in its charter)

NEVADA				1000			20-2308107
State or jurisdiction of 		(Primary Standard Industrial 	(I.R.S.
Employer Identification No.)
incorporation or organization 	Classification Code Number)

  299 1917 West 4th Avenue, Vancouver, BC. V6J 1M7 (604) 454-8035
(Address of principal place of business or intended principal place of business)

Nevada Corporate Headquarters, Inc.
101 Convention Center Drive 7th floor, Las Vegas, NV 89109. 702 873 9027 (Name, address and telephone number of agent for service)

Copies to:
Dennis Brovarone
Attorney and Counselor at Law
18 Mountain Laurel Drive, Littleton, CO 80127

Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



CALCULATION OF REGISTRATION FEE

Title of each
class of
securities to
be registered
Amount to
be
registered
Proposed
Maximum
offering
price per
unit
Proposed
maximum
aggregate
offering price
Amount of
registration
fee
Units
consisting of 1
common share
and 1 common
stock purchase
warrant
10,000,000
$0.10
$1,000,000
$117.70
Common Share
10,000,000
$0.00
Included in
Units
----
---
Common Share
Purchase
Warrant
10,000,000
$0.00
Included in
Units
------
---
Shares of
common stock
underlying
warrants


10,000,000


$0.12


$1,200,000


$141.24

Total

20,000,000


$2,200,000

$258.94

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




GEORGIA INTERNATIONAL MINING CORPORATION

PROSPECTUS

Minimum / Maximum Offering: 4,000,000 units / 10,000,000 units
Offering Price: $.10 per  unit

Georgia International Mining Corporation, a Nevada corporation, offers for sale, on a self- underwritten, a minimum of 4,000,000 units and a maximum of 10,000,000 units at a price of $.10 per unit. Each unit has one common share and one warrant attached to it and is exercisable at $0.12 per one warrant. The warrants expire within five years from the date the shares were
issued. . Proceeds from the sale of the units   will be escrowed in a non-
interest bearing account with a US Bank in Littleton, Colorado until the
minimum number of units   is sold. If the minimum proceeds are not received
within 180 days from the date of this prospectus, all escrowed funds will be promptly returned to the subscribers without interest or deduction. This offering may be extended to additional 180 days only if the minimum number
of units   has been sold and we have evidence that additional unit sales is underway. This offering will end no later than one year from the offering date. The offering date is the date by which, this registration statement becomes effective. This offering could be terminated prior the expiration of the initial 180 days offering period if we sell the maximum number of units.

Investing in our securities involves risk, see "Risk Factors" page 2. Any investor who cannot afford to sustain the total loss of their investment should not purchase the securities offered herein. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This is our initial public offering. No public market currently exists for our units, and we are not listed on any trading market. We have
identified one or more market maker to list our units   on the "Over
The Counter Bulletin Board" (OTCBB) and they will be contacted as soon as this registration document is effective. We cannot apply directly to any trading market, but only the market maker can apply to have our securities quoted on the OTCBB. The OTCBB requires the market maker to file form 15c2-11 to list our securities for trading. There are no listing requirements that we have to meet in order to have our securities listed on the OTCBB as the market maker is the only one who is permitted to quote any securities. The offering price may not reflect the market price of our units after the offering. The units will be offered and sold by our officers and directors without any discounts or other commissions. An indeterminate number of units may be sold through broker/dealers who are members of the National Association of Securities Dealers, and who will be paid a maximum of a 10% commission on the sales they make. We currently have no agreements, arrangements or understandings with any broker/dealers to sell the units .


Price to
public
Underwriting
Discounts and
Commissions (1)
Proceeds to
Company (1)
(2)
Per Unit
$0.10
$0.01
$0.09
Total
Minimum
$400,000
$40,000
$360,000
Total
Maximum
$1,000,000
$100,000
$900,000

(1) Represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the units and the warrants. We plan to have our officers offer and sell the units. They will receive no discounts or commissions. We do not have any agreements or understandings with any broker/dealers, although we may, at our discretion, retain such to assist in the offer and sell of the units. In such event, we will update this prospectus accordingly.

(2) Proceeds to us are shown before deducting offering expenses payable by us estimated at $30,000, including legal and accounting fees and printing costs.

The date of this Prospectus is September 15, 2005.


Table of Contents

			PAGE

Prospectus Summary	1
Risk Factors 	2
Where You Can Get Additional Information	8
Use of Proceeds	8
Determination of the Offering Price	9
Dilution	9
Comparative Data	11
Selling Security Holders	11
Plan of Distribution	11
Legal Proceeding	14
Management	15
Security Ownership of Certain Beneficial Owners
and Management 	16
Description of Securities	17
Stock and Warrant Transfer 	18
Interest of Named Experts and Counsel	18
Legal and Accounting Matters 	18
Securities and Exchange Commission Position of Indemnification
for Securities Act Liabilities	19
Description of Business 	19
Management's Discussion and Analysis	23
Liquidity and Capital Resources	24
Description of Property	25
Transactions with Management and Founder 	25
Market for Common Stock and Related Stockholder Matters
Executive Compensation 	26
Financial Statements
F
Notes to Financial Statements
N
Part II Information not required in prospectus
II



Prospectus Summary

The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety, and particularly the information set forth in "Risk Factors, page 2."

Georgia International Mining Corporation, hereafter referred to as we, us, our or GIMC, a Nevada corporation, intend to conduct exploration and evaluation of the gold potential in its optioned claims number 506325, 506328, 506335, 506336 and 506337 located in the Cariboo
District, British Columbia, Canada and diamond potential in the King Fish and King East properties in the Southern Slave Province and Lena in the Mackenzie basin, Northwest Territories, Canada with the view to identifying development and production options suitable for starting commercial mining operations. We are still in the process of securing mining claims in the Northwest Territories and expect to own a number of the available claims before the end of the year.

Once this offering is completed, we will begin and complete an exploratory drilling program and lab testing. If we consider the evaluation favorable, we will start setting-up the mining production equipment and hire the necessary work force. We have not yet received any revenues from our intended operations, nor have we otherwise engaged in any business operations.

The Offering

Securities Offered: Minimum of 4,000,000 units and a maximum of 10,000,000 units at a $0.10 per unit. Each unit consists of one common share and one common stock purchase warrant. The warrant is exercisable at $0.12 per one warrant and expires within five years from the date the units were issued. The common stock sold in the share and the common stock underlying the warrant has a par value of $.001.

Offering Price: $0.10 per unit.
Escrow Agent:   Dennis Brovarone,18 Mountain Laurel Drive, Littleton,
Colorado 80217.

The offering period starts from the date this document is approved (effective) by the SEC and is valid for 180 days (6 months) from that day. This period could be extended to another 180 days (6 months) at our discretion, if we were successful in selling the minimum number of units and we have evidence that additional units are still being sold post the initial offering period. However, if we were able to sell the maximum number of units before the end of the initial period, this offer could be terminated, at our sole discretion, before the expiration of the initial 180 days (6 months) mentioned since the purpose of this offering is fulfilled.

If we are not successful in selling the minimum number of units by the end of the offering period (180 days from the effective date), we shall immediately return all the escrowed funds to the subscribers, interest free and without deductions, in compliance with rule 10b-9

This prospectus shall not be used prior the effectiveness of this registration statement under the securities act of 1933.

Selected Financial Data  from the quarter ended June 30, 2005

Income from Operations	$0
Total assets	1,630
Total Liabilities	0
Capital stock	8,200,000
Dividends declared	0

Until December 15, 2005 (90 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

Executive office:

Address: 229 1917 West 4th Avenue, Vancouver, BC V6J 1M7
Tel:  (604) 454-8035
Fax: (604) 524-8639


Risk Factors

An investment in the units offered hereby involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information set forth elsewhere in this prospectus, including the Financial Statements and Notes, prior to making an investment in our common stock.

1.	We have no operating history and expect to incur losses for the foreseeable future.

We were founded on January 19, 2005, have no operating history from inception to Prospectus date. We expect to incur losses for the foreseeable future due to additional costs and expenses related to:
(See liquidity and capital resources on page 25 and 26)

.. The implementation of our business model;
.. Drilling program costs;
.. The development of our market and product offerings;
.. The continued exploration to discover commercial reserves;
.. The development of strategic relationships;

If no minerals with commercial value were found, we will not be able to recover our costs and shareholders could lose their entire investment.

2.	No member of our management team has geological engineering
qualifications.

Our management team is experience in business management and investment. We will require to hire a mine manager with geological engineering background to run the drilling \ exploration program and to set-up the mining operations. We do not have the financial resources to hire such candidate, which is estimated at $60,000 per annum. If we cannot attract and retain such individual, we will not be able to implement our mining plans unless we raise the required capital.

3.	We have to seek additional funding, which is likely given our limited capitalization even after this offering, investors in this offering may suffer substantial consequences such as dilution or a loss of seniority in preferences and privileges.

We need to raise additional capital to implement or continue operations, we will likely have to issue additional equity or convertible debt securities to finance further drilling and engineering studies before a final evaluation of viable commercial mineral deposit is made. This will further dilute the percentage ownership of investors in this offering. Furthermore, any new securities could have rights, preferences and privileges senior to those of our common stock. We currently do not have any commitments for additional financing. We cannot be certain that additional financing will be available when and to the extent required, or that if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms we may be unable to fund our operations, develop and enhance our mining technologies or respond to competitive pressures.

4.	The option to purchase the mining claims as discussed in our strategy implementation plan on page 22 may not go through.

If raise less then the maximum amount of capital (number of units) we may have enough cash to drill fewer holes therefore lessening our chances to find valuble commercial deposits. Although the drilling and exploration activities suficie the contractual obligations as to not to conduct mining activities soon after our securities are listed on one of the national markets, we may not have enough cash, and therefore will default on the installment due on June 30, 2006. The default will cause legal actions against us by Firstline Environmental Solution Inc.

5.	The cost of an exploration and development program may exceed our capital resources even if the maximum offering is sold.

Drilling programs costs are projected on a best estimate and it's not uncommon that the drilling may hit some difficult spots in the ground. Depending on each situation, the cost of drilling may exceed the estimated costs and exceed available resources, therefore forcing the shut down of the mining exploration and development program. Investors will lose their investment if the exploration and development program is not completed unless, additional capital is raised.

6.	Mining activities are sometimes hazardous and may cause bodily injuries.

While mining operators are known to exercise severe cautions while conducting mining activities, Sometimes accidents occurs on the mine site such as equipment tower collapse, falling rocks, collapse of all or part of a mining tunnel, Soils contamination ..etc. These accidents do happen because of mechanical failures, human error and natural causes (such as storms and earthquake). Although we will ensure maximum safety and will carry insurance, the insurance may not cover for legal claims made by the workers or their family in severe accidents where the worker has sustained permanent injury or even death. We will have to incur damage cost and lawyers fees to cover for such claims. Given our limited resources, we may not be able to pay such costs unless we raise additional funds, or be forced to suspend our operations.

7.	The costs of compliance with laws and regulations regarding the environment and mining exploration and operation could adversely affect our business.

Our proposed exploration, mining and mineral processing operations are subject to the laws and regulations of federal, provincial, state and local governments in the jurisdictions in which we operates. These laws and regulations are extensive and govern prospecting, development, production, exports, taxes, labour standards, occupational health and safety, waste disposal, toxic substances, environmental protection, mine safety and other matters. Compliance with such laws and regulations increases the costs of planning, designing, drilling, developing, constructing, operating, closing, reclaiming and rehabilitating mines and other facilities. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation or interpretation thereof could have a material adverse impact on the Company, cause a reduction in levels of production and delay or prevent the development of new mining properties.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions , including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in exploration and mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violation of applicable laws or regulations.

8.	General risks attendant to resource exploration and development could adversely affect our business.

Resource exploration and development is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production. The marketability of minerals acquired or discovered by us may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environment protection, the combination of which factors may result in us not receiving an adequate return on investment capital.

9.	Exploration and development efforts may be unsuccessful.

There is no certainty that the expenditures to be made by us in the exploration described herein will result in discoveries of mineralized material in commercial quantities.. Initial estimates of reserves, mineral deposits and production costs could vary significantly from the actual one.. There can be no assurance that minerals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project. Investors may lose their investment in our company if no minerals with commercial value were discovered.

10.	Mineral prices may not be sufficient to generate profits if and when we have minerals to sell.

The price of minerals is volatile over short periods of time, and is affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining techniques. We do not know when or even if we will have mineral production and cannot predict the market prices for minerals if and when production begins. It is possible that mineral prices will not be sufficient to cover the costs of production and generate profits even if we enter into production.

11.	Risks associated with penny stock rules could make resale of our shares difficult.

Our common stock is expected to be subject to the "penny stock" rules as defined in 1934 Securities and Exchange Act rule 3a51-1. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities. Penny stocks generally are equity securities with a price of less than U.S. $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common shares in the United States and shareholders may find it more difficult to sell their shares.

12.	Our officers and director currently own approximately 59% of the issued and outstanding common shares. Such concentrated control allows these shareholders to exert significant influence in matters requiring approval of our shareholders.

Our three officers and director, taken as a group, currently beneficially own approximately 59% of our outstanding common stock. Such concentrated control of the company may adversely affect the price of our common stock. Our officers and director may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

13.	The lack of a public market for our common stock may cause an investor to have difficulty reselling the shares.

Our common stock is not presently listed for trading on any exchange or market. Investors may have to indefinitely hold their shares and may have difficulty selling their shares.

GIMC cannot apply directly to any exchange or market to quote its securities. Only a market maker can do so by filing a form 15c2-11 on our behalf. The stock could only be traded if there is one or more broker- dealer willing to act as a market maker for GIMC. Although we will be seeking market makers to quote our securities on the Over The Counter Bulletin Board (OTCBB), we may not be able to convince any broker-dealers to act as market makers and make quotation on the OTCBB, therefore investors will not be able to trade their stocks.

14.	Investors in our common stock will experience immediate and
substantial dilution as a percentage of their holdings.

The net tangible book value of our common stock at June 30, 2005 was $0.001 per share based on 8,200,000 shares outstanding. Compared to the currently outstanding shares of our common stock, investors will experience an immediate dilution of 50% if the maximum offering is sold and 70% if the minimum offering is sold.

15.	Our offering price is arbitrarily determined and is unrelated to any measure of value, actual income or assets.

Our offering price of $0.10 per unit was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

16.	We have no employees and are largely dependent upon our officers, who have no drilling and exploration experience, to develop our business.

We rely heavily upon our officers to meet our needs. Mr. Mark Hague, our president, Ms. Noelle Anderson, our secretary and Reda Akladios our treasurer, CFO maintain outside employment, which limits the time they can devote to GIMC matters. Moreover, while Mr. Akladios has mineral exploration experience, Mr. Hague, and Ms. Anderson have no experience in mining exploration. Each officer will devote 20 hours per week to ensure the implementation of GIMC business plans.

Going Concern

GIMC has issued its financial statements for the first quarter that ended March 31, 2005 and the second quarter that ended June 30, 2005 on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The ability of GIMC to continue as a going concern is dependent upon raising capital and generating profitable future operations. We currently have no operations and are totally dependent on our directors and current shareholders to finance our activities. Our Director, Mr. Mark Hague has financed expenditures that occurred up to date and continue to provide financial support where is needed.

Our auditors have accepted the fact that GIMC is a "Going Concern
Company" and issued their audit letter without any reservations.

Forward -Looking Statements

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about GIMC and the mining industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Plan of Operations," "Business" and elsewhere in this prospectus. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.


Where you can get additional information

We will be subject to and will comply with the periodic reporting Requirements of Section 12(g) of the Securities Exchange Act of 1934. We will furnish to our shareholders an Annual Report on Form 10-KSB containing financial information examined and reported upon by independent accountants, and it has the obligation to provide quarterly interim reports such as Forms 10-QSB and Form 8-K and annual audited financial statements. There is no obligation by the SEC to have the quarterly financial reports audited, however management may ask the auditors to review the interim reports prior filing on EDGAR. Our Registration Statement on Form SB-2 with respect to the Securities offered by this prospectus, which is a part of the Registration Statement as well as our periodic reports may be inspected at the public reference facilities of the U.S. securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549,or from the Commission's internet website, www.sec.gov and searching the EDGAR database for Georgia International Mining Inc. Copies of such materials can be obtained from the Commission's Washington, D.C. office at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.


Use of Proceeds

The following table sets forth management's estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.



Maximum
10,000,000
units
If sold
6,000,000
units
Minimum
4,000,000
units


Total Proceeds

$1,000,000

$600,000

$400,000
Less:





Commission (1)
100,000
60,000
40,000

Offering
expenses
Filing fees

30,000

30,000

30,000


Net Proceeds

870,000

510,000

330,000
Use of Net Proceeds




Equipment
330,000
330,000
220,000

Maps and
reports
35,000
35,000
35,000

Assays
10,000
10,000
10,000

License and
registration
15,000
15,000
15,000

Working capital
480,000
120,000
50,000

Total use of net
proceeds

$870,000

$510,000

$330,000






(1)	We plan to have our officers offer and sell the units .
They will receive no discounts or commissions. To the extent that our officers sell the units , the proceeds that allocated for commissions will be additional working capital. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our units, although we may, at our discretion, retain such to assist in the offer and sell of our units . This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the units.
(2)	We assume that no warrants have been exercised until the
drilling program is completed.


Determination of Offering Price

We arbitrarily selected the offering price. There is no relationship between the offering price of the units and our assets, earnings, book value, net worth or other economic or recognized criteria and future value of our units.

Our offering price of $0.10 per unit was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

The net tangible book value of our common stock at June 30, 2005 was $0.001 per share based on 8,200,000 shares outstanding. Compared to the currently outstanding shares of our common stock, investors will experience an immediate dilution of 45% if the maximum offering is sold and 67% if the minimum number of units is sold. As a result investors would experience an immediate dilution of 95% if the maximum of 10,000,000 units are sold and 97% if the minimum 4,000,000 units were sold.



Dilution

The proceeds from the sale of the units will vary depending on the total number of units sold. If all 10,000,000 units offered hereunder were sold, there would be a total of 18,200,000 common shares issued and outstanding. If the maximum 10,000,000 units were sold the net proceeds after deducting the offering costs of $30,000 will be $970,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $978,020. Dividing our net tangible book value by the number of shares outstanding after the sale of the maximum offering results in a per share net tangible book value of approximately $.0.05.

Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in the book value of their shares of approximately $.05 or approximately 50% and our present shareholders will receive and immediate book value increase of approximately $.05 per share.

If the minimum 4,000,000 units offered hereunder were sold, there would be a total of 12,200,000 common shares issued and outstanding. The net proceeds after deducting the offering costs of $30,000 will be $370,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $378,020. Dividing our net capital book value by the number of shares outstanding discloses a per share book value of approximately $.03. Therefore, the shareholders who purchase the maximum in this offering will suffer an immediate dilution in book value of their shares of approximately $0.05 or approximately 50% and our present shareholders will receive an immediate book value increase of almost $0.05, and the shareholders who purchase the minimum in this offering will suffer an immediate dilution in book value of their shares of approximately $.07 or approximately 70% and our present shareholders will receive and immediate book value increase of almost $.03 per share.

The following table illustrates the dilution, which will be experienced by investors in the offering:




If
maximum
offering
sold

If
minimum
offering
sold
Offering price per unit before
deduction of offering expenses


$0.10


$0.10
Net tangible book value per
share before the offering


0.001


0.001
Net tangible book value per
share after the offering(1)


$0.05


$0.03
Dilution to new investor per
share(1)

$0.05

$0.07
Dilution to new investor as a
percentage(1)


50%


70%

(1) Assuming that the attached one warrant per share will not be exercised until such time our operation have commenced and a market for our common stock has been established.


Comparative Data

The following chart illustrates our pro forma proportionate ownership, upon completion of the offering, assuming the maximum number of units is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

If maximum offering of 10,000,000 was sold


Shares
Owned
Approximate
Percentage
Total
Shares
Outstanding
Total
Consideration
Approximate
Percentage
Total
Consideration
Average
Price /
Share
New
Investors

10,000,000

55%

$1,000,000

99%

$0.10
Existing
Shareholders

8,200,000

45%

$8,200

1%

$0.00






If minimum offering of 4,000,000 was sold
New
Investors

4,000,000

33%

$400,000

98%

$0.10
Existing
Shareholders

8,200,000

67%

$8,200

2%

$0.00






PS: Assuming no warrants have been exercised.


Selling Security Holders

None of our existing shareholders is selling securities pursuant to this prospectus.


Plan of Distribution

Currently we plan to have our officers sell the units on a self-underwritten basis. They will receive no discounts or commissions. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering.

We also may retain licensed broker/dealers to assist us in the offer and sell of the units , if we deem such to be in our best interest. Any broker-dealer retained for the distribution will be deemed to be underwriters. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers is 10%. In the event we retain any broker/dealers to assist in the offer and sell of our units and warrants we will update this prospectus accordingly.

In order to buy units and the attached warrant you must complete and execute the subscription agreement and return it to us at 299 1917
West 4th Avenue, Vancouver, BC. V6J 1M7. Payment of the purchase price must be made by check payable to the order of "Dennis Brovarone as Escrow Agent for Georgia International Mining Corporation." The check may be delivered directly to Mr. Brovarone at 18 Mountain Laurel Drive, Littleton, Colorado 80217, telephone 303 466 4092, or to us at the abovementioned address. Any subscription funds we receive will be delivered to the Escrow Agent by no later than noon of the business day following receipt.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     3. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve
(12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealers. They have not nor will not participate in the sale of securities of any issuer more than once every twelve months. Our officers, directors or anyone affiliated or involved in the marketing of our units, does reserve the right to purchase the units in order to reach the minimum sales threshold. Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Any changes in the material terms of the offering after the effective date of the registration statement would terminate the original offer and subscribers would then be entitled to a refund of their money. Material changes include the following:
?	Extension of the offering period beyond the disclosed time frame.
?	Change in the offering price
?	Change in the minimum sales requirement
?	Change to allow sales to affiliate in order to meet the minimum sales requirement
?	Change in the amount of proceeds necessary to release the
proceeds held in escrow; and
?	Change in the application of proceeds.
If the changes above occur, any new offering may be made by means of a post-effective amendment.

Investors will have the right to withdraw their subscription if we were successful in selling the minimum amount of units while the offer is still active, however their will be banking charges related to the escrow fund that will be deducted from each withdrawal. The charges will be determined by the financial institute where the escrow account is held and will cover all costs relating to funds withdrawals. We expect the costs to be in line with similar banking withdrawal transactions cost. Once the offer is terminated, investors will not have the right to withdraw their fund.

We intend to sell our units in the United States of America, the Canadian Provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario, and/or offshore.

We intend to contact market makers immediately after this registration statement becomes effective.

Penny Stock Rules / Section 15(g) of the Exchange Act

Our units are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated hereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASDAQ's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your units due to broker-dealer reluctance to undertake the above-described regulatory burdens.


Legal Proceedings

To our knowledge, neither us, nor any of our officers or director is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Management

The following table sets forth our director and executive officers, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until the stockholders duly elect their successor. Officers and other employees serve at the will of the Board of Directors.

Name
Age
Position
Term since
Mark Hague
37
Director \
President
January 2005
Noelle Anderson
32
Secretary
January 2005
Reda Akladios
46
Chief Financial
Officer
February 2005

The above individuals will serve as officers and/or directors. None of the officers or the directors are related. A brief description of their positions, proposed duties and their background and business experience follows:


Business Experience of Officers and the Director

Mark Hague. Since early 1990's Mr. Hague has been owner and operator of Fu Kwan Ltd., a company involved in Real Estate Development in British Columbia, Canada. Through his company, Mr. Hague developed many properties for commercial and residential use. He also developed sites for mining companies to house their employees and to store mining equipments. Mr. Hague continues to be the president of Fu Kwan Ltd. and devotes approximately 20 hours per week to Georgia International Mining Corporation and will devote additional time as need requires.

Noel Anderson: Since 1995's Ms. Anderson has been owner and operator of Anderson's Income Tax Service, a company which specialized in bookkeeping and the preparation of income tax returns in Vancouver, British Columbia, Canada. Since 2000, Ms. Anderson has also served as the Secretary of Fu Kwan. Ms. Anderson currently devotes approximately 20 hours per week to Georgia International Mining Corporation. She will devote additional time as need requires.

Reda Akladios: Mr. Akladios is involved in business management and consulting since 1985. He worked as controller for a number of companies in various industries including Vintage Consultants Ltd, an alcoholic beverage distributor (1990-1993), The Lowen Group, a funeral and cemetery operator (1994 to 1998) NASDAQ, North American Tungsten Corporation Ltd., a mining company (1999 to 2004) TSX venture exchange. ... Currently Mr. Akladios is the CFO of Laurence Holdsworth Construction Ltd. All the above are in Vancouver, British Columbia, Canada. Mr. Akladios, through his company, Akladios and Company, a business management consulting company, managed other companies such as Genco resources, A gold mining company in Vancouver (TSX Venture exchange, and was also the president and director of Beddis International Corp a start up com in the entertainment industry (Pink Sheet), Vision Electric ltd, and Speedy Plumbing and Rooter, both in the construction industry. Mr. Akladios is a qualified accountant in Canada and holds The Certified Management Accountant designation.


Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the persons known to us as beneficially owning more than five percent (5%) of the 8,200,000 shares which are presently outstanding and assuming the maximum offering of 10,000,000 units are sold. The table also shows the number of shares of common stock beneficially owned as of May 6, 2005, by each individual directors and executive officers and by all directors and executive officers as a group.

Name and address
Amount of
beneficial
ownership
% of class
before
offering
% of class
after
offering*
Mark Hague**
299  1917 West 4th
Avenue, Vancouver, BC.
V6J 1M7


4,200,000


51.2%


23.1%
Noel Anderson**
299  1917 West 4th
Avenue, Vancouver, BC.
V6J 1M7
200,000
2.4%
1.1%
Reda Akladios**
299  1917 West 4th
Avenue, Vancouver, BC.
V6J 1M7
400,000
4.8%
2.2%
Officers and Directors
As a Group (3 persons
4,800,000
59.0%
26.4%

* Assumes that 10,000,000 units  are sold in this offering.
** Includes 200,000 shares held indirectly by a family member


Description of Securities

Common Stock

We are presently authorized to issue 70,000,000 shares of $.001 par value common stock. All shares when issued will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share they own at any shareholders' meeting. Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro-rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights, which means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors. We will furnish annual reports to our shareholders, which will include financial statements and other interim reports, as we deem appropriate.

Warrants

We currently have no issued or outstanding warrants. As part of this offering, each unit sold will contain a warrant. Each warrant represents the right to purchase one share of common stock at price of $.12 per share within five year from the date of issuance. The warrants will be immediately exercisable.

The exercise price and the number of shares to be issued upon exercise of the warrants are subject to adjustment in certain events, to the extent that such events occur after the effective date of the warrant agency agreement with Computershare Trust Company, Inc., Golden Colorado, including the issuance of common stock as a dividend on shares of common stock, subdivisions or combinations of the common stock or similar events. Except as stated in the preceding sentence, the warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common stock for less than the exercise price of the warrants or the current market price of our securities.

We have the right to redeem the warrants at any time prior to their conversion upon not fewer than thirty days written notice to the warrant holder. We may call either the warrants in whole or in part, or may call varying parts of each class at any one time. If a call is made in part with respect to any class, the warrants called shall be determined by lot. The redemption price for the warrants shall be $.001 for each warrant. The warrants may only be redeemed after the common stock publicly trades at a bid price above $0.50 for a period of ten consecutive trading days. We shall request the warrant agent to provide written notice to the registered holders of the warrants selected for redemption, giving the dates as of which such warrants shall be redeemed. The warrants called for redemption shall not be exercisable after the redemption date. Payment of the warrant redemption price shall be made by check payable to the registered holder, thereof, on the books of the warrant agent. All notices of redemption shall be effected in accordance with the provisions on notice described in
Section 12 hereof.

Holders of warrants will be entitled to notice in the event of (a) our granting to all holders of common stock of rights to purchase any share of capital stock or any other rights or (b) any reclassification of the common stock, any consolidation of our company with, or merger into any other entity or merger of any other entity into Georgia Mining International (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any outstanding share of common stock), or any sale or transfer of all or substantially all of our assets.

We have reserved from authorized, un-issued shares a sufficient number of shares of common stock for issuance on exercise of the warrants. During the period in which a warrant is exercisable, exercise of such warrant may be effected by delivery of the warrant, duly endorsed for exercise and accompanied by payment of the exercise price and any applicable taxes or governmental charges, to the warrant agent. The shares of common stock issuable on exercise of the warrant will be, when issued in accordance with the warrants, fully paid and non-assessable.

The holders of the warrants have no rights as stockholders until they exercise their warrants.


Stock and Warrant and Transfer Agent

Computershare Trust Company, Inc., 350 Indiana Street, Suite 800,
Golden, Colorado 80228 Tel: (303) 262-0600 has agreed to serve as transfer agent and registrar for our outstanding securities upon completion of this offering.


Interest of Named Experts and Counsel

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Georgia International Mining Corporation. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in Georgia International Mining
Corporation.


Legal and Accounting Matter

Legal Matters
Certain legal matters will be passed upon for us by Denis Brovarone, Attorney at Law, Littleton, Colorado.

Accounting Matters
The financial statements for the period from inception (January 19, 2005) to June 30, 2005 is included in this prospectus and elsewhere in the registration statement. Our auditors are Cinnamon Jang Willoughby LLP, located in Burnaby, BC.


Disclosure of Commission Position on Indemnification For Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Description of Business

Company History:

Georgia International Mining Corporation was incorporated on January 19, 2005 in the State of Nevada. Our Address is: 299 1917 West 4th Avenue, Vancouver, BC. V6J 1M7. Our telephone number is: (604) 454-8035.

Upon formation, 8,200,000 shares were issued to twenty-two investors, including our officers and director for $8,200 or $0.001 per share. Our president and director, Mark Hague purchased 4,000,000 shares. His brother, Paul Hague purchased 200,000 shares. Our secretary, Noelle Anderson purchased 200,000 shares. Our chief financial officer, Reda Akladios purchased 200,000 shares and his wife, Fernanda Akladios purchased 200,000 shares.

Since its inception, GIMC had no business nor generated any revenue from any source.

Business Strategy

The purpose of the company is to develop and mine minerals for commercial use. The main focus is on the precious metal such as gold, diamond and silver. The secondary focus will be on the prime industrial metals such as copper and zinc. The mineralization focus is based on the market breadth and width for each type of mineral. The precious metals are used to hedge against economic fluctuations and for personal use, such as jewelry, and therefore its market is much greater then the industrial metals which, depends on economic conditions related to the manufacturing sector.

 We will be engaged in the exploration stage, Property development and production and sales of the minerals.

Investors should be aware that we are an exploration stage company. There is no assurance that a commercially viable mineral deposit will exist on the claims mentioned below.


Strategy Implementation

(a) The claims:

GIMC signed an option agreement with Firstline Environmental Solutions Inc, A Florida Corporation (FESI) dated July 30, 2005 to purchase three mineral claims numbers; 506335, 506336 and 506337 located in the Cariboo District, British Columbia. The claims are part of the Burns Group Mineral Claim that, encompass 3,900 hectare or 12,000 acres. The area size of the three claims is defined on the geological maps registered in the British Columbia Mining Office. The option price is $285,000 of which, $35,000 was paid upon signing the agreement and the remainder balance of $250,000 is payable on two installments (i) $125,000 due on June 30, 2006 and (ii) $125,000 due on June 2007. The
agreement stipulates that GIMC must conduct mineral exploration as soon its securities become listed on a public market, and will have one year from that date to complete its exploration program on the three mineral claims otherwise, FESI will have the right to cancel this agreement and GIMC will not be entitled to recover its $35,000 investment. The option agreement does not include any current or future royalty payments or any other types of payments that will have to be accrued other then the two installments mentioned above once GIMC starts its mining operations. The region where the claims are situated enjoys a moderate weather that allows mining companies to conduct tests or drilling programs during the fall and early spring season.

The three claims are accessible via highway 26 (Barkerville highway), which transects the northwestern portion of the claims a distance of 10 Km west from the town of Wells or 70 km east of the city of Quesnel.

The area were the claims are situated is a historical area were early settlers have discovered and mined gold in the 18th century. During 2004, a study was conducted to find new targets along the previously reported north and northeast trending faults, but more specifically at juncture zone between the northeast and the northwest trending structures. Two areas were selected for study and sampling of Gold: (1) A soil Geochemical surveys was conducted on the Foster East side soil grid, which returned anomalous values, from the 766 sample, 13.065 Km flagged, tagged, compass, and hip-chain survey. (2) The second area is the fault \ Vein within the Perkins Placer Pit. Although values obtained to date are not impressive, the structure is one of the strongest in the area and is close to a major fault junction, and defiantly needs follow-up. Analytical results measured in AU (ppb) indicated number of samples yielded more then 20 ppb. Generally any value greater then 20 ppb is considered anomalous. (For full detail of the survey and test results, please refer to the report filed by the Geological Engineer with the Gold Commissioner Office in Vancouver, BC and is attached to this document as an exhibit)

GIMC has registered as an Extraprovincial Company in the province of British Columbia during August 2005 in order to conduct mining activities in Canada. The registration will allow us to start the drilling program and hire the required personnel. No other fees payable to the government or any environmental body in relation to our mining activities or any other license to be issued prior commencing the mining operations.


(b) Drilling program:

The drilling program will cost substantial funds for studies, engineering and drilling number of wholes in the ground prior determining if we have a commercially viable mineral deposit.

We will hire a professional geologist and the necessary crew with the required equipment to conduct the drilling program. The professional geologist \ mining engineer will have all the required credential to practice in the province of British Columbia as well, a miner license that is required to run a mine site. The estimated time to complete the drilling program is 4 month (based on similar operations conducted by other mining companies in the region). Management expects to drill between 5 and 8 holes at an estimates cost between $500,000 and $800,000 based on similar programs that were conducted in the region. The cost of the drilling program will be funded entirely from this prospectus.

The drilling program will identify the commercial value of gold veins and other minerals in the claims mentioned above, as well the estimated reserves. If the results were positive (Commercial value is higher then cost of production), then we will proceed to the next step, property development. If the results were negative (Commercial value is below cost of production) then we will stop the drilling program and depending on our liquidity position, we may decide to venture in another property. However the final decision in this case will be made in a general shareholders meeting.

It is a fact that modern technology (such as laser and satellite guided drilling and other high tech searching equipment) is available to the mining industry. We expect to find commercially valuable deposit since the early geological studies and sampling conducted by the geological engineer and the laboratory tests were positive. Although high technology provide invaluable tools and methods to achieve the required results, no guarantee that we will be successful in finding a commercially valuable deposit using all the high tech available in the market.

(c) Property development.

Assuming the drilling program has yielded a positive result, we will proceed to develop the claims to a production site. The site will contain all necessary facilities such as crushing and milling, required to produce the minerals as well, housing the mine employees. The time required to develop the property is estimated between 12 and 18 month from the time drilling program is completed. The cost to develop the mine site is estimated between 3,000,000 to 10,000,000 depending on the production volume. These costs include working capital and based on similar mining activities conducted by junior mining issuers such as North American Tungsten and Genco Resources Ltd.

GIMC will have to issue more stocks to raise the required capital for property development. At this stage, GIMC will seek the approval of the existing shareholders to issue additional stocks to finance the property development.

(d) Example of positive and negative results

Example:  Drilling Costs	$800,000
Property Development        $10,000,000
Total costs		        $10,800,000
Positive results mean the commercial value of the discovered minerals is higher then the total costs of $10,800,000.

Investors should also be aware that we have to continue spending substantial funds in the future on further drillings and engineering studies to replenish our depleted mineral resources GIMC to continue as a viable mining company.


(e) Sales and marketing

As soon as the positive results from the drilling program are confirmed and the existing shareholders approve the new stock issuance, we will contact the commodity traders to secure sales contracts. The traders usually sign an agreement (namely: Supply Agreement) to purchase one or two years worth of supplies. This mean GIMC will have one or two years of revenue generated from its mining activities to support its on going operations while seeking additional contracts or conducting more drilling programs to increase the volume of its mineral reserves.

GIMC intends to enter into agreement with one or more commodity trader and develop the business relationship with these commodity traders to secure sales contracts. The sale price will be determine upon sales agreement and is usually determined by the commodity price at that time. The commodity price is published daily in any public market (DJIA, NASDAQ, TSX etc) for precious metals and prime industrial metals, and monthly for secondary metals on the London Metal Bulletin Magazine.

GIMC intends also to be a member of a mining association (such as British Columbia Mining Association) to create market awareness. We will also develop an Internet Website to communicate our business initiatives and results to all of our stakeholders (Shareholders, employees, customers and suppliers).

(f) Competitive conditions

Demand for commodity has soared in the last few years as a result of the massive growth in some Asian countries as well, in North America. The growing demand and lack of sufficient supplies resulted in commodity price soaring and created a pressure on the mining industry to explore and develop new properties to ensure steady supplies.

The governments of Canada and the USA introduced tax incentives vehicles such as Flow Through Shares, to encourage investments in the mining industry. Our company will use this vehicle to encourage future investments after the success of this start-up stage.

The mining industry has evolved recently to take advantage of modern technology and sound environmental practices resulting in efficient operations and effective management practices. Technology such as modern crushing and screening equipment, satellite guided laser-drilling machines, modern techniques developed by the Geoscientists engineers for Soil sampling and testing are all available to the mining industry.

The communities of the Cariboo Region, BC are known for mining and logging industries. There is no shortage of skilled labour to join our operations. The Association of Professional Engineers and Geoscientists of British Columbia has a pool of qualified engineers to draw from when assembling the crew for our operations. The initial number of crew to conduct the exploration phase is estimated at one engineer and 3 labour.


Managements Discussion and Analysis of Financial Condition
Plan of Operations

Our plan of operations for the next twelve months is to raise funds through the offering. The principal use of the offering proceeds will be to finance the drilling program and to provide working capital necessary to complete the exploration and drilling phase., please see Use of Proceeds, page 8.

As mentioned in our strategy implementation, we have signed an option agreement to purchase three claims from Firstline Environmental Solution Inc (FESI) in the Kootenay Region, BC. GIMC has paid $35,000 to FESI at signing date. The funds were provided by our president and director Mr. Mark Hague, as a loan to GIMC, on July 30, 2005. The claims were surveyed and samples were tested indicating positive results

We expect to start immediately the drilling program after the closing of this offering. The drilling program will be the focus for the next twelve month. The process will encompass hiring personnel and buying or leasing equipment. The site drilling will take 4 months to complete. The drilling will commence late summer and complete by late fall or early winter (depending on the weather condition). The Purpose of the drilling program is to identify mineral ores with commercial value that would be sufficient to start mining operations. Management is committed to the success of the drilling program however, it warns that it has no guarantee that the drilling program will be successful and that more survey and analysis may be required to locate other potential spots for drilling at a cost beyond the value of this offering. Management will also establish a mining office with qualified personnel to communicate with the market and shareholders the progress and result of the drilling program as well, prepare for implementing the next phase.

In order to commence operations in British Columbia, GIMC has incorporated as Extraprovincial company in British Columbia, Canada

If we sell less then the maximum amount of the offering , we could start a smaller drilling program that would take longer then the expected 4 four month to complete since we may have to hire less then 4 persons required for the drilling program or could not afford to buy all the needed equipment. The cash proceeds will be totally directed towards the drilling operation with very little or no allocation to other management activities such as establishing a mining office.

Once the drilling program is completed and results were positive to start full mining operations, GIMC will seek additional funds via new offerings that will include flow-through shares to fund the start of the mining operations, which include property development, hiring personnel and buying or leasing mining equipment. The funds will also cover the costs of our sales and marketing initiatives.


Liquidity and Capital Resources

As of June 30, 2005 we had total assets of $1,630 in cash. During the quarter ended June 30 the company incurred expenses to retain legal counsel for the offering and other legal and dues.. Subsequent to the quarter ended June 30, 2005 our president and director Mr. Hague, paid $35,000 for the option agreement with Firstline Environmental Solutions Inc. We believe that Mr. Hague will continue to pay offering and other expenses as and when needed. These funds will be recorded as shareholder loans. As a result of our current lack of capital, we are completely dependent upon the sale of the minimum offering to implement our business plan. Even if the maximum offering is sold, we anticipate having to raise additional capital after twelve months.

The anticipated monthly costs are as follow:
One professional engineer
5,000
Three workers
15,000
$330,000 equipment prorated on 12
month
27,500
Insurance premium
1,000
Office expenses
10,000
Total monthly costs
$58,500

The expected monthly costs are $58,500 and the total costs for the next 12 months are $702,000. If we sold the maximum amount of units, we will be able to carry out our drilling program and will have sufficient funds to pay the 1st installment of $,125,000 due June 30, 2006 as follow:
Net proceeds			$870,000
Total Costs			$702,000
 June 30, 06 installment	$125,000
Net cash flow			$  43,000

If we sold the minimum amount of units, we will have to scale down the operations and the drilling program will take longer period to complete then the original estimated period of 4 months. Our anticipated cost is as follow:
One professional engineer
5,000
Two workers
10,000
$220,000 equipment prorated on 12
month
18,334
Insurance premium
900
Office expenses
Nil
Total monthly costs
$34,234

If we divide our total net proceeds of $330,000 by the monthly budgeted expenses then we can only operate for 9 month. The scaled down operation will prolong the drilling program as we will not have all the required equipment and we will be understaffed. The elimination of the office function will result in management been unable to effectively manage the drilling process, preparing for the next phase and effectively communicate with the market and shareholders.


Description of Property

We do not own any properties as we are in the exploration stage. We lease our 4,000 square foot office in Vancouver, British Columbia from our president on a month-to-month basis without charge.


Transactions with Management

Except for the issuance of common stock to our officers and directors at the same price of $0.001 per share as paid by the non-officer/director shareholders, we have not entered into any transactions with management.


Market for Common Equity and Related Stockholder Matters

At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of units may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the units are not marginal and it is unlikely that a lending institution would accept our common stock as collateral for a loan. Pursuant to this registration statement, we propose to publicly offer a minimum of
4,000,000 units   and a maximum of 10,000,000 units. Each unit will
consist of one common share and one common stock purchase warrant. The warrant expires within five years from the unit issuance date. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have 22 shareholders.


Executive Compensation

To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. Moreover, we presently have no formal employment agreements or other contractual arrangements with our officers or directors or any one else regarding the commitment of time or the payment of salaries or other compensation.




Financial Statements


GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
United States Dollars
Unaudited
BALANCE SHEET
June 30, 2005





ASSETS

CURRENT ASSETS

Cash on hand
1,630


Total Assets
$1,630


LIABILITIES AND STOCK HOLDER EQUITY



CURRENT LIABILITY
-


Total Current Liabilities
-


STOCKHOLDERS' EQUITY

Deficit
6,570
Common stock, $0.001 par value, 70,000,000
shares authorized, 8,200,000 issued and
outstanding
8,200
Total Equity
1,630


Total Liabilities and Stockholders' Equity
$1,630

























GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
(Unaudited)
Interim Statement of Operations

For the Six Months period ending June 30, 2005







Three month
ended June 30
Six months
ended June 30
Revenue
$-
$-


Expenses




Exchange gain and loss
100
135
License and registration
175
300
Bank charges
35
55
Legal
5,000
5,000
Transfer agent
250
250
Accounting and audit
830
830



Net Loss
6,390
6,570































GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

Interim Statement of changes in Stockholder's Equity

From January 19, 2005 (the inception date) to June 30, 2005


Common Stock
Capital
in excess
of Par
Value
Accumulated
Deficit
Net
Stockholder's
Position

Shares
Amount



Balance
Jan. 19, 05
$-
$-



Shares
issued for
cash at
$0.001 on
February
10, 2005


8,200,000


8,200


-






March 31,
2005





180
June 30,
2005




6,390
Balance
June 30,
2005

8,200,000

$8,200

$-


$6,570














GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

Interim Statement of Cash Flow

For  the Six Months ending June 30, 2005



Three month
ended
June 30, 2005
Six month ended
June 30, 2005
Cash flow from operating activities


Net profit (loss)
($6,390)
($6,570)



Cash flow from investing activities
-
-



Cash flow from financing activities

-
Common Shares issued

8,200



Net increase (decrease) in cash





Cash at beginning of period
8,020
-



Cash at end of period
$1,630
$1,630






















GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

June 30, 2005



1.Organization

The Company was incorporated under the laws of the State of Nevada on January 19, 2005 with authorized common stock of 70,000,000 shares at $0.001 par value. The Company has elected January 31 as its fiscal year end.

The Company was organized for the purpose of conducting mining exploration, developing mining sites and producing minerals to the consumer markets.

Since its inception, the Company has completed private placement offerings of 8,200,000 common shares for $8,200

The financial statements have been prepared on the basis of going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The company has not generated any revenues or completed development of any commercially acceptable products or services to date and losses are expected to be incurred in developing its businesses. The ability of the Company to continue as a going concern is dependent on raising additional capital and ultimately on generating future profitable operations.

Interim Financial Statements

The accompanying audited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B.

2.Summary of significant accounting policies

Basis of presentation

The accompanying financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.


Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107 Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including cash approximate carrying value due to the short-term maturity of the instruments.

3.Related Party Transaction

Related parties owns 51% of the common sock issued as follows:

Mark Hague:		49%
Noelle Anderson	  2%
Reda Akladios 	  4%

Subsequent to the quarter ended June 30, 205 our president and director Mr. Mark Hague paid $35,000 to Firstline Environmental Solutions on behalf of our company to secure an option agreement to purchase three mining claims in the Cariboo District, British Columbia. The amount which was recorded as a shareholder loan, does not bear any interest.

4.Subsequent Events

On July 30, 2005 GIMC signed an option agreement with Firstline Environmental Solutions Inc, A Florida Corporation (FESI) to purchase three mineral claims numbers; 506335, 506336 and 506337 located in the Cariboo District, British Columbia. The claims are part of the Burns Group Mineral Claim that, encompass 3,900 hectare or 12,000 acres. The area size of the three claims is defined on the geological maps registered in the British Columbia Mining Office. The option price is $285,000 of which, $35,000 was paid upon signing the agreement and the remainder balance of $250,000 is payable on two installments (i) $125,000 due on June 30, 2006 and (ii) $125,000 due on June 2007. The
agreement stipulates that GIMC must conduct mineral exploration as soon its securities become listed on a public market, and will have one year from that date to complete its exploration program on the three mineral claims otherwise, FESI will have the right to cancel this agreement and GIMC will not be entitled to recover its $35,000 investment. The option agreement does not include any current or future royalty payments or any other types of payments that will have to be accrued other then the two installments mentioned above once GIMC starts its mining operations. The region where the claims are situated enjoys a moderate weather that allows mining companies to conduct tests or drilling programs during the fall and early spring season.




Part II - Information Not Required in Prospectus

Item 24.	Indemnification of Directors and Officers

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada
Business Corporation Act.

Item 25.	Other Expenses of Issuance and Distribution*

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement.


Amount
SEC registration fee
$278.74
Printing and shipping expenses
$2,500.00
Legal fees and expenses
$22,000.00
Accounting fees and expenses
$3,000.00
Transfer and Miscellaneous expenses
$2,221.26
Total
$30,000

* All expenses except SEC registration fee are estimated.



Item 26.	Recent Sales of Unregistered Securities

In February 2005 the following common shares were sold to accredited investors without registration under the Securities Act of 1933. With respect to the sales, the Company relied on section 4(2) of the securities act of 1933 as amended. No advertising or general solicitation was employed in offering the securities. The securities were offered to accredited investors personally known to the Company's officers. The investors were provided all material information regarding the private placement and the Company.The Securities were offerred for investment only and not for the purpose of resale or distribution and the transfer thereof was appropriately restricted by the company.


Shares Issued
Consideration
Mark Hague

4,000,000

$4,000
Paul Hague

200,000
$200
Valentina
Giverin

200,000
$200
Lisa McKay
200,000
$200
Gino Mollica
200,000
$200
Doug Merrik
200,000
$200
Thomas C Hatton
200,000
$200
Judy Mooring
200,000
$200
Peter Mollica
200,000
$200
Mike Mollica
200,000
$200
Frank Mollica
200,000
$200
Brett Hatton
200,000
$200
Delaine Mollica
200,000
$200
Garry Dawe
200,000
$200
Latifa Brett
200,000
$200
First Time Investment*
200,000
$200
Robert Mills
200,000
$200
Irene Mills
200,000
$200
Eric Anderson
200,000
$200
Fernanda Akladios
200,000
$200
Reda Akladios
200,000
$200
Noelle Anderson
200,000
$200
Total
8,200,000
$8,200

*First Time Investment is controlled by Evan Brett.




Item 27.  Exhibits.

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Item
Exhibit
Status
3 (i)
Articles of Incorporation
Filed
3 (ii)
By laws
N/A
4.1
Form of Common Stock Certificate
Filed
4.2
Form of Common Stock Purchase Warrant
See item 4.1
5.1
Opinion of Dennis Brovarone, Attorney
at Law
Filed
10.1
Escrow Agreement
Filed
10.2
Warrant Agent Agreement
Filed
10.3
Exploration Site option purchase
agreement
Filed
23.2
Consent of. Cinnamon Jang Willoughby &
Company, Chartered Accountants
Filed
99.1
Subscription Agreement
Filed
99.2
Consent of independent accounting firm
re pre-effective amendment
Filed
99.4
Auditors report re Going Concern
Filed










Item 28.  Undertakings

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and nay deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.



(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration
Statement to be signed on its behalf by the undersigned, on May 6, 2005


GEORGIA INTERNATIONAL MINING COPORATION




By: / MARK HAGUE (Signed)
-----------------------------------
Mark Hague, President and Director


By: Reda Akladios (Signed)
-----------------------------------
Reda Akladios, Chief Financial Officer.

24

The accompanying notes are an integral part of these financial statements
F-4
N-3
II-4
II-5
II-6
II-7